Exhibit 15.3

[PricewaterhouseCoopers Zhong Tian LLP letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 333-162976, No. 333-139596, No. 333-124838 and No. 333-179526) of 51job, Inc. of our report dated March 28, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

March 28, 2014